[SBL LOGO]  SECURITY BENEFIT LIFE
            INSURANCE COMPANY
================================================================================
            A MEMBER OF THE SECURITY                   700 SW HARRISON ST.
            BENEFIT GROUP OF COMPANIES                 TOPEKA, KANSAS 66636-0001
                                                       (785) 431-3000

                                                           SBL VARIABLE PRODUCTS
                                                             COMMISSION SCHEDULE

                                                    VARIFLEX ES VARIABLE ANNUITY
                                                                 Group Allocated

Broker/Dealer:

EFFECTIVE DATE OF COMMISSION SCHEDULE:

COMMISSIONS - This Commission  Schedule is hereby made a part of and amends your selling agreement including, but not limited to, the SBL Variable Products Sales
Agreement and/or Marketing Organization Agreement,  as applicable,  (hereinafter called the  "Agreement")  with  Security  Benefit  Life  Insurance  Company  and
Security Distributors,  Inc., (hereinafter jointly called "SBL") and commissions payable  hereunder are subject to the provisions  contained in the Agreement and this  Commission  Schedule.  Minimum  Purchase  Payments  are as set  out in the
applicable prospectus and contract.  Commissions to a Broker/Dealer are equal to a percentage of Purchase Payments written by that Broker/Dealer, as follows:

1.  The rate of commission  paid on Purchase  Payments made with respect to each particular  Variflex ES Contract  during all Contract  Years for all regular installment  payments,  lump sums and other  irregular  payments added to an individual installment payment contract or certificate of a group contract:

                             *Commission Rate: 4.00%

    *No  Commission  will be paid on Purchase  Payments made which are less than the minimum amount specified in the prospectus and contract.

2.  ASSET BASED  COMMISSIONS:  SBL will pay an asset based commission at the end of each  calendar  month on the  aggregate  Contract  Value of  Variflex  ES
    Contracts as of that date for which Broker/Dealer is listed on SBL's records as the broker of record. On an annual basis, the asset based commission will be equal to the  amounts  set forth  below.  The  amount of the asset  based commission  and its  beginning  date with respect to assets under a Contract will vary based upon whether  assets are  allocated to the separate  account
    ("Variable  Assets") or the fixed account ("Fixed  Assets").  No asset based commission  will be paid on  Contracts  which have  annuitized  under a life contingent  option.  An  Annuitization  Fee may be available as discussed in paragraph 5.

                                                          BEGINNING DATE
                                               ANNUAL     (MEASURED FROM
                                                RATE      CONTRACT DATE)
                                               ------     --------------
        Aggregate Value of Variable Assets      .25%        1st month
        Aggregate Value of Fixed Assets         .15%        61st month

3.  CONTRACT YEAR: For the purpose of this  Commission  Schedule,  the "Contract
    Year" shall be measured from the "Contract Date" which is the date the first
    Purchase Payment is credited to a Contract.

4.  TRANSFER  OF SBL  CONTRACT  VALUES:  No  commission  (including  asset based commission)  is paid on the transfer of cash,  loan or surrender  value of a life  insurance or annuity  contract  issued by SBL or other  members of The
    Security Benefit Group of Companies  applied to a Variflex ES Contract under this Commission Schedule.

    Death Benefit Applied to an Annuity Option:  In the event that a beneficiary under a Variflex  ES Contract  under this  Commission  Schedule  applies the death benefit to one of the annuity forms under the Contract,  no commission will be payable upon such application. An Annuitization Fee may be available as discussed in paragraph 5.

5.  ANNUITIZATION:  An  Annuitization  Fee  will be paid to  Broker/Dealers  who secure from the Contract Owner (or his or her  beneficiary) the proper forms and information to commence an immediate life contingent  annuity option and has  significantly  assisted  the  client  and SBL in such  settlement.  The
    Annuitization  Fee will be equal to 4% of the amount applied to a fixed life contingent annuity option and 1.65% of the amount applied to a variable life contingent annuity option.

6.  CHANGE OF COMMISSION  SCHEDULE:  Notwithstanding  any other provision of the
    Agreement  to the  contrary,  the  following  provisions  shall  apply.  SBL reserves the right at any time, with or without notice, to change, modify or
    discontinue  the   commissions,   asset  based   commissions  or  any  other
    compensation  payable  under this  Commission  Schedule.  However,  any such change  will  not  apply  to the  commissions  or  asset  based  commissions applicable to Contracts issued before the effective date of such change.

7.  CHANGE OF DEALER:  A Contract  Owner shall have the right to designate a new
    broker/dealer,   or  terminate  a   broker/dealer   without   designating  a
    replacement,  by sending  written  notice of such  designation  to SBL. Upon
    written   notice  to  SBL  by  the  owner  of  the   designation  of  a  new
    broker/dealer,  all the  commissions  and asset based  commissions  shall be payable to the new broker/dealer. Upon written notice to SBL by the owner of termination of Broker/Dealer,  without designating a new broker/dealer,  SBL shall cease paying commissions and asset based commissions to Broker/Dealer.

8.  TERMINATION  OF THE  AGREEMENT/VESTING:  In the event of  termination of the
    Agreement  for any reason,  all rights to receive  commissions,  asset based commissions or other  compensation  under this Commission  Schedule shall be terminated,  unless  each of the  following  requirements  is  met:  (i) the
    Agreement has been in force for at least one year; (ii)  Broker/Dealer is at the time such  commissions  are payable  properly  licensed to receive  such commissions;  (iii) Broker/Dealer is providing service to the Contract Owner and performing its duties in a manner  satisfactory to SBL; (iv) commissions paid to  Broker/Dealer  in the previous  calendar  year amounted to at least
    $500; and (v) Broker/Dealer has not been terminated, nor a new broker/dealer designated, by the Contract Owner as set forth in paragraph 7 above.

THIS  COMMISSION  SCHEDULE  replaces  any previous  Commission  Schedule for the
Variable Annuity Contract listed above as of the Effective Date set forth above.

SECURITY DISTRIBUTORS, INC.              SECURITY BENEFIT LIFE INSURANCE COMPANY

By:          GREGORY J. GARVIN           By:           GREGORY J. GARVIN
      -------------------------------          ---------------------------------

Title:           President               Title:      Senior Vice President
      -------------------------------          ---------------------------------

9904 (R7-00)

[SBL LOGO]  SECURITY BENEFIT LIFE
            INSURANCE COMPANY
================================================================================
            A MEMBER OF THE SECURITY                   700 SW HARRISON ST.
            BENEFIT GROUP OF COMPANIES                 TOPEKA, KANSAS 66636-0001
                                                       (785) 431-3000

                                                           SBL VARIABLE PRODUCTS
                                                             COMMISSION SCHEDULE

                                                    VARIFLEX ES VARIABLE ANNUITY
                                                                 Group Allocated

Broker/Dealer:

EFFECTIVE DATE OF COMMISSION SCHEDULE:

COMMISSIONS - This Commission  Schedule is hereby made a part of and amends your selling agreement including, but not limited to, the SBL Variable Products Sales
Agreement and/or Marketing Organization Agreement,  as applicable,  (hereinafter called the  "Agreement")  with  Security  Benefit  Life  Insurance  Company  and
Security Distributors,  Inc., (hereinafter jointly called "SBL") and commissions payable  hereunder are subject to the provisions  contained in the Agreement and this  Commission  Schedule.  Minimum  Purchase  Payments  are as set  out in the
applicable prospectus and contract.  Commissions to a Broker/Dealer are equal to a percentage of Purchase Payments written by that Broker/Dealer, as follows:

1.  The rate of commission  paid on Purchase  Payments made with respect to each particular  Variflex ES Contract  during all Contract  Years for all regular installment  payments,  lump sums and other  irregular  payments  added to a certificate of a group contract are outlined below:

                                                                  COMMISSION
                     PAYMENT EVENT                  ISSUE AGE        RATE
                     -------------                  ---------     ----------
        Regular Installment Payment received          0 - 65         7.00%
        during the first Contract Year               66 - 80         4.00%

        Regular Installment Payment received          0 - 65         3.00%
        the second Contract Year and thereafter      66 - 80         4.00%

        Lump Sum, Single Payment and other
        Irregular Payments                          All Ages         4.00%

        Increase in the Regular Installment           0 - 65         7.00%
        Payment received during the second           66 - 80         4.00%
        through ninth Contract Years

    *Commission  will not be paid on Purchase  Payments made which are less than the minimum amount specified in the prospectus and contract.

2.  ASSET BASED  COMMISSIONS:  SBL will pay an asset based commission at the end of each  calendar  month on the  aggregate  Contract  Value of  Variflex  ES
    Contracts as of that date for which Broker/Dealer is listed on SBL's records as the broker of record. On an annual basis, the asset based commission will be equal to the  amounts  set forth  below.  The  amount of the asset  based commission  and its  beginning  date with respect to assets under a Contract will vary based upon whether  assets are  allocated to the separate  account
    ("Variable  Assets") or the fixed account ("Fixed  Assets").  No asset based commission  will be paid on  Contracts  which have  annuitized  under a life contingent  option.  An  Annuitization  Fee may be available as discussed in paragraph 5.

                                                            BEGINNING DATE
                                                 ANNUAL     (MEASURED FROM
                                                  RATE      CONTRACT DATE)
                                                 ------     --------------
          Aggregate Value of Variable Assets      .25%        1st month
          Aggregate Value of Fixed Assets         .15%        61st month

3.  CONTRACT YEAR: For the purpose of this  Commission  Schedule,  the "Contract
    Year" shall be measured from the "Contract Date" which is the date the first
    Purchase Payment is credited to a certificate of a group contract.

4.  TRANSFER  OF SBL  CONTRACT  VALUES:  No  commission  (including  asset based commission)  is paid on the transfer of cash,  loan or surrender  value of a life  insurance or annuity  contract  issued by SBL or other  members of The
    Security Benefit Group of Companies  applied to a Variflex ES Contract under this Commission Schedule.

    Death Benefit Applied to an Annuity Option:  In the event that a beneficiary under a Variflex  ES Contract  under this  Commission  Schedule  applies the death benefit to one of the annuity forms under the Contract,  no commission will be payable upon such application. An Annuitization Fee may be available as discussed in paragraph 5.

5.  ANNUITIZATION:  An  Annuitization  Fee will be paid to a  Broker/Dealer  who secures from the Contract Owner (or his or her beneficiary) the proper forms and information to commence an immediate life contingent  annuity option and
    significantly   assists  the  client  and  SBL  in  such   settlement.   The
    Annuitization  Fee will be equal to 4% of the amount applied to a fixed life contingent  annuity  option and 2% of the amount  applied to a variable life contingent annuity option.

6.  COMMISSION CHARGEBACK PROVISIONS:

    Full  Withdrawals  from the Contract:  30% of  commissions  paid on Purchase
    Payments  received will be charged back to the Broker/Dealer in the event of a full withdrawal within the first Contract Year.

    Partial Withdrawals in the First Contract Year: A 30% commission  chargeback will be made in the first Contract Year on partial  withdrawals which exceed the Free Amount.  The Free Amount is 10% of the Purchase Payments made as of the date of the partial withdrawal, reduced by any previous withdrawals that were not subject to a chargeback.

    Death  Benefit Paid in First  Contract  Year:  No  commission  chargeback is applicable

7.  CHANGE OF COMMISSION  SCHEDULE:  Notwithstanding  any other provision of the
    Agreement  to the  contrary,  the  following  provisions  shall  apply.  SBL reserves the right at any time, with or without notice, to change, modify or
    discontinue  the   commissions,   asset  based   commissions  or  any  other
    compensation  payable  under this  Commission  Schedule.  However,  any such change  will  not  apply  to the  commissions  or  asset  based  commissions applicable to Contracts issued before the effective date of such change.

8.  CHANGE OF DEALER:  A Contract  Owner shall have the right to designate a new
    broker/dealer,   or  terminate  a   broker/dealer   without   designating  a
    replacement,  by sending  written  notice of such  designation  to SBL. Upon
    written   notice  to  SBL  by  the  owner  of  the   designation  of  a  new
    broker/dealer,  all the  commissions  and asset based  commissions  shall be payable to the new broker/dealer. Upon written notice to SBL by the owner of termination of Broker/Dealer,  without designating a new broker/dealer,  SBL shall cease paying commissions and asset based commissions to Broker/Dealer.

9.  TERMINATION  OF THE  AGREEMENT/VESTING:  In the event of  termination of the
    Agreement  for any reason,  all rights to receive  commissions,  asset based commissions or other  compensation  under this Commission  Schedule shall be terminated,  unless  each of the  following  requirements  is  met:  (i) the
    Agreement has been in force for at least one year; (ii)  Broker/Dealer is at the time such  commissions  are payable  properly  licensed to receive  such commissions;  (iii) Broker/Dealer is providing service to the Contract Owner and performing its duties in a manner  satisfactory to SBL; (iv) commissions paid to  Broker/Dealer  in the previous  calendar  year amounted to at least
    $500; and (v) Broker/Dealer has not been terminated, nor a new broker/dealer designated, by the Contract Owner as set forth in paragraph 8 above.

THIS  COMMISSION  SCHEDULE  replaces  any previous  Commission  Schedule for the
Variable Annuity Contract listed above as of the Effective Date set forth above.

SECURITY DISTRIBUTORS, INC.              SECURITY BENEFIT LIFE INSURANCE COMPANY

By:          GREGORY J. GARVIN           By:           GREGORY J. GARVIN
      -------------------------------          ---------------------------------

Title:           President               Title:      Senior Vice President
      -------------------------------          ---------------------------------

9904ES (R7-00)